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                                                                EXHIBIT 23.1


                        FORM OF CONSENT OF MERRILL LYNCH
                        --------------------------------






                  We hereby consent to the use of our opinion letter dated October 28, 1995 to the Board of Directors of The E.W. Scripps Company included as Annex III to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of The E.W. Scripps Company with and into Comcast Corporation and to the references to such opinion in such Proxy Statement/Prospectus under the captions "The Merger - Background of and Scripps' Reasons for the Spin-Off and the Merger - Receipt by Scripps of Final Proposals; Negotiation of Terms of the Merger" and "The Merger
- - Opinion of Financial Advisor to Scripps". In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED



                      By: /s/ Michael R. Costa
                          -------------------------------
                              Michael R. Costa, Managing Director
                              Investment Banking Group




 September 16, 1996